UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2012

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2012, Peregrine Pharmaceuticals, Inc. (the “Company”) and its wholly owned subsidiary, Avid Bioservices, Inc. (“Avid” and, collectively with the Company, the “Borrowers”), entered into a loan and security agreement (the “Loan Agreement”) with Oxford Finance LLC as collateral agent and a lender, Silicon Valley Bank, and MidCap Financial SBIC, LP (collectively, the “Lenders”), under which the Borrowers may borrow up to $30 million in two $15 million tranches. Proceeds from the initial $15 million tranche were received by the Company on August 30, 2012 (the “Term A Loan”) and will be used to fund the Borrowers’ ongoing working capital needs.

The Borrowers, at their option, may drawdown the second $15 million tranche (the “Term B Loan”), if, on or before March 31, 2013, the Company achieves positive overall survival data in its bavituximab Phase II second-line non-small cell lung cancer (“NSCLC”) clinical program and a positive End of Phase II meeting with the U.S. Food and Drug Administration regarding its bavituximab second-line NSCLC clinical program (defined as the Company moving into a Phase III trial design).

The Term A Loan bears interest at a fixed rate of 7.95% per annum. If accessed by the Borrowers, the Term B Loan will bear interest at a fixed rate equal to the greater of (i) 7.95% or (ii) the sum of the three-month U.S. LIBOR rate (but not less than 0.45%) upon closing the Term B Loan plus 7.50%. Payments for the Term A Loan are interest-only through March 31, 2013 (or, if the Term B Loan is accessed, September 30, 2013), followed by 30 equal monthly payments of principal and interest. Payments for the Term B Loan, if accessed by the Borrowers, are interest-only through September 30, 2013, followed by 30 equal monthly payments of principal and interest. The Term A Loan matures on September 1, 2015 or, if the Borrowers exercise their option to access the Term B Loan, both the Term A Loan and Term B Loan mature on March 1, 2016.

The Borrowers’ obligations under the Loan Agreement are secured by a first-priority security interest in substantially all of the Borrowers’ assets, excluding the Borrowers’ intellectual property rights and assets.

In connection with the Loan Agreement, the Borrowers are obligated to pay a facility fee of $300,000, of which $150,000 was paid prior to the execution of the Loan Agreement, with the remaining $150,000 due and payable upon the earlier of the (i) funding of the Term B Loan, (ii) March 31, 2013, or (iii) acceleration of the obligations following an event of default. Also, should the Borrowers meet the requirements to access the Term B Loan and elect not to drawdown the available funds, the Borrowers will pay a non-utilization fee of 1.50% of the Term B Loan amount by March 31, 2013. In addition, if the Borrowers repay all or a portion of the term loan prior to maturity, they will pay the Lenders a prepayment fee based on a percentage of the then outstanding principal balance being prepaid, equal to 3.00% if the prepayment occurs on or prior to August 30, 2013, 2.00% if the prepayment occurs between September 1, 2013 and August 30, 2014, or 1.00% if the prepayment occurs between September 1, 2014 and August 30, 2015. A final payment fee equal to 6.50% of the total amount funded under the Loan Agreement is due at the earlier of the term loan prepayment, maturity, or acceleration following an event of default.

The Loan Agreement also contains affirmative and negative covenants that, among other things restrict the ability of the Borrowers to:

•	incur additional indebtedness or guarantees;

•	incur liens;

•	make investments, loans and acquisitions;

•	consolidate or merge;

•	sell or exclusively license assets, including capital stock of subsidiaries;

•	alter the business of the Company;

•	engage in transactions with affiliates; and

•	pay dividends or make distributions.

The Loan Agreement also includes events of default, including, among other things, payment defaults, breaches of representations, warranties or covenants, certain bankruptcy events, the failure to achieve a positive End of Phase II meeting by June 30, 2013 and certain material adverse changes, including a material impairment of the perfection or priority of the Lenders’ lien. Upon the occurrence of an event of default and following any applicable cure periods, a default interest rate of an additional 5.0% per annum may be applied to the outstanding loan balances, and the Lenders may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

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In connection with the Loan Agreement, the Company agreed to issue to the Lenders six-year warrants (the “Warrants”) to purchase shares of the Company’s common stock upon the funding of each tranche in the amount equal to 4.50% of the amount of such tranche divided by the warrant exercise price, which is the lower of the average closing price of the Company’s common stock for the 10 business days immediately prior to the funding date for such tranche or the closing price on the day prior to such funding date. As a result, upon the funding of the Term A Loan, the Company issued to the Lenders Warrants to purchase an aggregate of 273,280 shares of the Company’s common stock at a per share price of $2.47, which are exercisable immediately on a cash or cashless basis in whole or in part. The Warrants were issued in a private placement transaction that was exempt from registration under Section 4(2) of the Securities Act of 1933.

The descriptions of the Loan Agreement and Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the Loan Agreement and Warrants, copies of which will be filed with the Company’s quarterly report on Form 10-Q for the quarter ending October 31, 2012. Portions of the Loan Agreement may be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Any omitted material will be included in the request for confidential treatment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

99.1       Press Release issued August 30, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: August 30, 2012	By:/s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued August 30, 2012

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